UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2025

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2025, Jones Soda Co. (USA) Inc. (the “Subsidiary”), a wholly-owned subsidiary of Jones Soda Co. entered into an Amendment to Loan Agreement (the “Amended Loan Agreement”) with Two Shores Capital Corp. (the “Lender”), pursuant to which that certain Loan Agreement, dated February 6, 2025, between Subsidiary and Lender (the “Original Loan Agreement”), was amended by increasing the Revolving Loan Cap (as defined in the Original Loan Agreement) to $10 million.

Additionally, on December 1, 2025, the Subsidiary entered into an Amended and Restated Revolving Credit Note (the “Amended Note”) which amended the terms of that certain Revolving Credit Note, dated February 19, 2025. Pursuant to the Amended Note, the principal amount of the note was increased to $10 million.

The foregoing descriptions of the Original Loan Agreement, the Amended Loan Agreement and the Amended Note do not purport to be complete and are qualified in their entirety by reference to the copies of the Original Loan Agreement, the Amended Loan Agreement and the Amended Note, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2025	JONES SODA CO.

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer

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